UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2017

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	—
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On June 14, 2017, Perrigo Company plc (“Perrigo”) issued a press release announcing the early tender results of its and Perrigo Finance Unlimited Company’s, its wholly-owned finance subsidiary (“Perrigo Finance”), cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,400,000,000 of Perrigo’s 4.000% Notes due 2023 and 5.300% Notes due 2043 and Perrigo Finance’s 3.500% Notes due March 2021, 3.500% Notes due December 2021, 4.900% Notes due 2044, 4.375% Notes due 2026 and 3.900% Notes due 2024. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Additionally, on June 14, 2017, Perrigo issued a press release announcing the reference yield and total consideration for each series of notes subject to the Tender Offer. The press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an acceptance of any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Perrigo on June 14, 2017.

99.2	Press release issued by Perrigo on June 14, 2017.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: June 14, 2017		Todd W. Kingma
Executive Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press release issued by Perrigo on June 14, 2017.

99.2	Press release issued by Perrigo on June 14, 2017.